FIRST AMENDMENT OF SUBLEASE

This AMENDMENT dated as of December 26, 1995 between New York Telephone ("SUBLESSOR"), a New York corporation having a principal office at 1095 Avenue of the Americas, New York, New York 10036 and Command Credit Corp., ("SUBLESSEE"), a New York corporation having an office at 100 Garden City Plaza, Garden City, New York, 11530.

                              W I T N E S S E T H

WHEREAS, SUBLESSOR and SUBLESSEE entered into a Sublease dated October 10, 1993 (the "Sublease") for certain premises located at 100 Garden City Plaza, Garden City, New York, and more particularly described in the Sublease.

WHEREAS, Sublessor and Sublessee agreed to enter into this Sublease Amendment setting forth the matters contained herein;

NOW, THEREFORE, in consideration of the covenants contained hereinafter, Sublessor and Sublessee hereby agree as follows:

                                   Article 1

From and after December 26, 1995, Article One of the Sublease (DEMISE AND TERM) shall hereby be amended to increase the rentable square footage from 9,471 to 11,471 rentable square feet of floor space on the second floor of the building known as 100 Garden City, New York (the "Building") as shown on Exhibit A attached hereto.

                                   Article 2

From and after December 26, 1995, Article 2 of the Sublease (RENT) is hereby amended so that Subtenant shall pay rent (hereinafter called "the rent") to Sublessor at the following rate:

$172,065 per annum from February 26, 1996 to and including December 30, 1999.

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                                   Article 3

Article 20 of the Sublease RENT ABATEMENT shall be amended to add that the Subtenant shall not be obligated to pay rent for the expansion space from the commencement date through February 25, 1996.

                                   Article 4

Article 22 of the Sublease BROKERAGE shall be amended to stipulate that with regard to the expansion space, the Sublessee warrants that it has not dealt with any broker and holds the Sublessor harmless from any claims for a commission due with regard to this Amendment.




                                   Article 5

Security Deposit - Upon Commencement of the Lease Tenant will deposit with Landlord the sum of $5,000 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. If Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord. In the event of an assignment of Sublessor's interest under the Main Lease, Sublessor shall have the right to transfer the security to the Assignee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security, and the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                      -2-
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This Sublease Amendment is hereby incorporated into the Sublease and shall become a part of it. In all other respects the Sublease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                        SUBLESSOR
                                        NEW YORK TELEPHONE

                                        By: /s/ JEANNE VAN BERGEN
                                            Name:  Jeanne Van Bergen
                                            Title: Area Operations Manager


                                        SUBLESSEE
                                        COMMAND CREDIT CORP.

                                        By: /s/ WILLIAM G. LUCAS
                                            Name: William G. Lucas
                                            Title: President & CEO